Exhibit 10.3

AMENDMENT NO. 1 TO WESTFIELD HOMES

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO WESTFIELD HOMES STOCK PURCHASE AGREEMENT (this “Agreement”), is effective as of June 1, 2004, by and among Standard Pacific Corp., a Delaware corporation (“Standard Pacific”), Westfield Homes USA, Inc. (f/k/a WF Acquisition, Inc.), a Delaware corporation and wholly owned subsidiary of Standard Pacific (“Buyer”), and the former shareholders of Westfield Homes USA, Inc., a Florida corporation (the “Company”) named on the signature page hereto (collectively, the “Sellers”).

WHEREAS, the Sellers, Standard Pacific and Buyer entered into that certain Stock Purchase Agreement, dated as of August 8, 2002 (the “SPA”), pursuant to which all of the capital stock of the Company was conveyed to Buyer; and

WHEREAS, the Sellers, Standard Pacific and Buyer desire to amend the terms of the SPA and to acknowledge modification of the relationship between Standard Pacific, Buyer and certain of the Sellers, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, intending to be legally bound, the Sellers, Buyer and Standard Pacific hereby agree as follows:

1. Amendments to SPA.

(a) Section 2.5 of the SPA is hereby amended by deleting the first sentence of Section 2.5(a) and replacing it with the following:

Standard Pacific shall cause Buyer to pay to each Seller its Pro Rata Portion of an aggregate amount equal to (i) 15% of the positive Company Pre-Tax Income for the period from the Balance Sheet Date through December 31, 2002 and for the one year period ending December 31, 2003, (ii) 25% of the positive Company Pre-Tax Income for the one year period ending December 31, 2004, subject to a maximum aggregate payment for that period of $4,200,000, and (iii) 25% of the positive Company Pre-Tax Income for the one year period ending December 31, 2005, subject to a maximum aggregate payment for that period of $5,700,000 (each an “Earnout Payment” and collectively, the “Earnout”).

(b) The first sentence of Section 6.11(a) of the SPA is hereby amended by replacing “$550,000” with “$850,000”.

2. Representations and Warranties. Each of the parties hereto represents and warrants to each of the other parties hereto that he, she or it has all requisite power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by each party hereto and constitutes the valid and legally binding obligations of each party hereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors’ rights and general principles of equity, whether at equity or law.

3. Limited Effect. Except as expressly amended and modified by this Amendment, the SPA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4. Acknowledgment. Each of the parties hereto understands and acknowledges that as of the effective date of this Agreement: (i) the employment relationship between Buyer and/or its affiliates and each of Roger Gatewood and Frank Baker is terminating and (ii) Roger Gatewood and Frank Baker are entering into consulting relationships with Buyer pursuant to which each of them will be obligated to perform services of up to fifty (50) hours per month on behalf of the Company (collectively, the “Consulting Agreements”).

5. Counterparts. This Agreement may be executed in counterparts, including facsimile counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective delivery of a manually executed counterpart to this Agreement.

6. Conditions. Concurrently herewith each of the Sellers is being provided the opportunity to elect to accept or opt-out of the amendment to the SPA that is described in Section 1(a) hereof (the “Election”). If any Seller chooses to opt-out of the amendment to the SPA described in Section 1(a) hereof then Section 2.5(a) of the SPA shall not be amended as described herein with respect to such Seller, but shall remain amended with respect to all Sellers not opting-out. This Agreement shall have no force and effect and shall not become binding on Standard Pacific or Buyer until such time as it receives a fully executed counterpart to this Agreement, an Election from each of the Sellers and a fully executed copy of the applicable Consulting Agreement from each of Roger Gatewood and Frank Baker.

[Signature page follows]

[SIGNATURE PAGE – AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

“SELLERS REPRESENTATIVE”

By:	/s/ ROGER GATEWOOD
Name:	Roger Gatewood

“STANDARD PACIFIC” Standard Pacific Corp., a Delaware corporation

By:	/s/ MICHAEL C. CORTNEY	By:	/s/ ANDREW H. PARNES
Name:	Michael C. Cortney	Name:	Andrew H. Parnes
Tile	President	Title	Executive Vice President & CFO

“BUYER” Westfield Homes USA, Inc., a Delaware corporation

By:	/s/ MICHAEL C. CORTNEY	By:	/s/ ANDREW H. PARNES
Name:	Michael C. Cortney	Name:	Andrew H. Parnes
Title	Director	Title	Director

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